UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets

We previously entered into an asset purchase agreement (“Asset Purchase Agreement”) with Cypress Bowl Recreations, LP (“Boyne – Cypress”) to acquire Cypress Mountain, a ski attraction located in British Columbia, Canada, which was previously filed in a Form 8-K on December 22, 2005 and is incorporated herein by reference. On May 30, 2006, we acquired the Cypress Mountain ski area from Boyne – Cypress for approximately $27.5 million, excluding closing costs. Boyne – Cypress is a subsidiary of Boyne USA, Inc. (“Boyne”). The property is located on land owned by the Province of British Columbia, which has issued a permit allowing Boyne’s use and operation of a ski area that expires in 2034. The permit has been assigned to us for the remaining term. We are leasing back the permit and the related ski property to Boyne – Cypress under two triple-net leases discussed below.

The Cypress Mountain ski area is a freestyle skiing and snowboarding attraction located 13 miles north of Vancouver, British Columbia and 42 miles from the U.S. Canadian border. The property includes 38 downhill runs, 5 chairlifts and a base lodge, and has been chosen to host the Freestyle Skiing and Snowboarding competitions for the 2010 Winter Olympics. With an average annual snowfall of 20 feet and 358 skiable acres, Cypress Mountain is the second most visited ski area in British Columbia. With the largest vertical rise (1,712 feet) on the North Shore of Vancouver, the ski area offers downhill skiing, snowboarding and cross-country skiing activities for more than 2,000 skiers per day on 12 miles of groomed trails. The ski area which is primarily a family-oriented day-ski venue, offers night skiing/riding, snowsport instruction for entry-level to advanced skiers, a cafeteria, lounge facilities and an equipment retail, rental and repair shop. The property is expected to benefit directly from an estimated $10.3 million in pending improvements to be made and paid for by the Vancouver Olympic Committee. The improvements for these events will include the installation of an additional chairlift, snowmaking equipment, an aerial jump site, a mogul course and a snowboard half-pipe.

Also on May 30, 2006, we entered into two long-term triple-net leases with Boyne – Cypress. The lease terms are 20 years with four five-year renewal options. The combined minimum annual rent is approximately $2.9 million and will increase annually to a maximum of approximately $3.7 million (based on an exchange rate of $0.90664 Canadian dollars for $1.00 U.S. dollars as of June 2, 2006). Additionally, percentage rent due under the leases on a combined basis is equal to 9.0% of gross revenues in excess of $10.9 million (based on an exchange rate of $0.90664 Canadian dollars per $1.00 U.S dollar as of June 2, 2006). Boyne guaranteed the tenant’s payment of minimum annual rent under the leases for the first four years. Boyne also received the option to repurchase the property from us at a price that will result in a fixed return to us. The option is exercisable by Boyne beginning in the seventh year through the 25th year following the acquisition.

Item 8.01 Other Events

On May 30, 2006, we agreed to acquire the Raven Golf Club at South Mountain (the “South Mountain Property”) from Intrawest Golf Holdings, Inc., a subsidiary of Intrawest Corporation, for approximately $12.8 million, excluding transaction costs. The South Mountain Property is located in Phoenix, Arizona, seven miles from the Phoenix Sky Harbor International Airport and includes 18 holes of championship golf, practice facilities and a 4,600 square foot club house with pro shop, locker rooms and a restaurant. The property is expected to be leased to a subsidiary of IRI Golf Group, LLC, a golf course investment and management company and the owner and operator of the prestigious Arizona National in nearby Tucson, under a triple-net lease with an initial term of 20 years and four five-year renewal options. The minimum annual rent is expected to be approximately $1.1 million. The annual rent is expected to increase each year to a maximum of approximately $1.1 million. Additional percentage rent due under the lease is equal to 10% of total revenue in excess of $4.6 million.

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The transaction is expected to close by the end of June 2006. This acquisition is subject to the fulfillment of certain conditions which include completion of customary closing conditions and certain special conditions. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the property will ultimately be acquired.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Financial statements for Cypress Bowl Recreations, LLC will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial report on Form 8-K is filed.

(b)	Pro Forma Financial Information

Pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial report on Form 8-K is filed.

(c)	Not applicable.

(d)	Exhibits

10.1	Sub-Permit and Lease Agreement dated as of May 26, 2006 by and between R&H US Canadian Cypress Limited in its capacity as the trustee of the Cypress Jersey Trust as Landlord and Cypress Bowl Recreations Limited Partnership as Tenant

10.2	Personal Property Sublease Agreement dated as of May 18, 2006 by and between CNL Personal Property TRS ULC as Lessor and Cypress Bowl Recreations Limited Partnership as Lessee

10.3	Asset Purchase Agreement between Cypress Bowl Recreations Limited Partnership and Gatlinburg Skylift, LLC as Sellers and CNL Income Partners, LP as Purchaser dated as of December 22, 2005 (Previously filed as Exhibit 10.1 to Form 8-K filed on December 22, 2005 and incorporated and herein by reference.)

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2006	CNL INCOME PROPERTIES, INC.

	By:	/s/ Tammie Quinlan
	Name:	Tammie Quinlan
	Title:	Chief Financial Officer

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